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                                                                  Exhibit 10.35

                                Modification #1
                                to that certain
                Marketing Alliance Agreement, dated July 3, 1996


        This Modification #1 to that certain Marketing Alliance Agreement, Effective Date July 3, 1996, ("Agreement") is made and entered into as of November 8, 1996, by and between Instant Video Technologies, Inc. ("IVT") a Delaware corporation, with its principal offices located at 500 Sansome Street, Suite 503, San Francisco, California 94111, and Vyvx, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Williams Companies Inc. ("Vyvx"), with its principal offices located at Tulsa Union Depot, 111 East 1st Street, Tulsa, Oklahoma 74103, referred to herein collectively as the parties ("Parties").

WHEREAS, pursuant to paragraph 7(a) of said Agreement dated July 3, 1996, the Parties hereto have mutually agreed to extend and modify certain terms and conditions of said Agreement as follows:

Paragraph 1(a) currently reads:

                "1.     Establishment of Marketing Alliance

                        (a) General. IVT and Vyvx hereby agree to cooperate with each other in the marketing of licenses of Burstware and of connectivity to the Vyvx Network in the post-production, television, film and music industries for sale to those identified customers ("Target Accounts") within the territory (the "Territory") indicated in Exhibit A attached hereto (such Target Accounts, within such industries and the Territory, are hereinafter referred to as the "Field of Use"). The parties may, from time to time, during the term of this Agreement (the "Term") add to the Territory and list of Target Accounts as the parties may mutually agree."

Paragraph 1(a) shall be modified to read:

                "1.     Establishment of a Marketing Alliance

                        (a) General. IVT and Vyvx hereby agree to cooperate with each other in strategic relationship with respect to the development and marketing of a new product offering of the Vyvx Network ("Product") that will be similar, but superior to, the Sprint Network offering known as DRUMS. Said development and marketing of said Product shall include the following general provisions: i) IVT shall be responsible for all work as may be required to design, develop, and deliver to Vyvx a user interface, and enabling technologies for said Product; ii)) Vyvx shall be responsible for all connectivity and network bandwidth as may be required by users of the


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        Product; iii) A beta test of said Product shall be effected during the first quarter of 1997 in conjunction with 525 Post Production Company, and multiple client locations selected by 525 Post Production Company;
        iv) a limited roll-out of the Product shall occur during the first and second quarters of 1997; v) the Product will initially be offered in the form of five (5) and ten (10) user groups, which shall include a primary facility at which a server shall be located, and five (5) or ten (10) remote client locations; vi) the Product shall be marketed to the post-production, television, film and music industries to identified customers ("Target Accounts") within the territory (the "Territory"), as more fully described in Exhibit A attached hereto (such Target Accounts, within such industries and the Territory, are hereinafter referred to as the "Field of Use"). The parties may, from time to time, during the term of this Agreement (the "Term") add to the Territory and list of Target Accounts as the Parties may mutually agree."

Paragraph 1(b) currently reads:

                        "(b) Scope of the Alliance. IVT shall be authorized and responsible for the management of the cooperative marketing arrangement contemplated by this Agreement (the "Alliance"). In this regard, the Parties mutually agree to work together to accomplish certain milestones as set forth on Exhibit B attached hereto (the "Milestones"). IVT shall be responsible for providing and managing the human resources necessary to accomplish the Milestones. Said human resources may include additional individuals to be provided by Vyvx as designated by Vyvx in its discretion, which individuals shall be solely under the control and management of Vyvx. Both parties acknowledge that there is no assurance that any of the Milestones will be accomplished and that the failure to accomplish any or all of the Milestones shall not constitute a default under this Agreement. Notwithstanding the foregoing, both parties will use commercially reasonable efforts to exploit Burstware products and applications and to promote connectivity to and transmission on the Vyvx Network within the Field of Use in order to accomplish the Milestones."

Paragraph 1(b) shall be modified to read:

                        "(b) Scope of the Alliance. The Parties shall be responsible for providing human resources as may be required for the accomplishment of the cooperative arrangement contemplated by this Agreement. In this regard, the Parties mutually agree to work together to accomplish certain milestones as set forth on Exhibit B attached


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        hereto (the "Milestones"), and to establish and accomplish certain other milestones as may be mutually agreed to by and between the Parties during the term of this Agreement. The Parties shall together, be responsible for providing and managing the human resources necessary to accomplish the milestones established during the term of this Agreement. Both Parties acknowledge that there is no assurance that any of said milestones will be accomplished and that the failure to accomplish any or all of said milestones shall not constitute a default under this Agreement. Notwithstanding the foregoing, both Parties will use commercially reasonable efforts to exploit Burstware(TM) products and applications, and to promote connectivity to, and transmission via the Vyvx Network within the Field of Use, in order to accomplish the milestones."

Paragraph 2(a) currently reads:

                "(a) Payment. In consideration of IVT's agreement to manage and staff the Alliance, upon the execution and delivery of this Agreement, Vyvx shall provide IVT with a tone-time non-refundable payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000)."

Paragraph 2(a) shall be modified to read:

                "(a) Payment. In exchange for IVT designing, developing and delivering the user interface; developing and packaging enabling technologies as may be necessary for the Product; and, its agreement to work together with Vyvx to exploit the Product within the Territory, Vyvx shall: i) deliver to IVT during the term of this Agreement, four quarterly payments, each payable in advance, and each in the amount of $250,000; ii) the first such quarterly payment shall to be delivered to the office of IVT, via FedEx, on November 15, 1996, and Vyvx shall withhold the amount of $25,000 from said payment until such time as the milestones, more fully described in Exhibit B, attached hereto, are accomplished; (iii) subsequent payments in the amount of $250,000 each, shall be delivered to IVT by Vyvx on February 15, 1997, May 15, 1997, and August 15, 1997, provided that Vyvx does not terminate this Agreement pursuant to Paragraph 7 hereinbelow, and Vyvx shall withhold the amount of $25,000 from each respective payment until such time as certain milestones as established by mutual agreement of the Parties, are accomplished; and (iv) in the event that the Parties mutually agree to expand the scope of the work to be performed by IVT during any quarter during the term of this Agreement, beyond that which is currently contemplated by the parties, then the parties shall, at such time as they mutually agree to expand the scope of said work, also mutually agree as to the amount of increase in the quarterly payments to be made by Vyvx to IVT."




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Paragraph 3 currently reads:

                "3.     No Commissions.  Vyvx shall be entitled to retain all
        consideration received by it related to the sale of Vyvx Network-related services. IVT shall be entitled to retain all consideration received by it related to the sale or license of Burstware. Neither party shall be entitled to any commissions or other compensation hereunder in connection with revenues generated from the license or sale of the other party's products or services."

Paragraph 3 shall be modified to read:

                "3.     Commissions.  The Parties contemplate that during the
        term of this Agreement they shall establish a revenue share agreement, pursuant to which one party shall be entitled to share in the revenue realized by the other party resulting from the joint efforts of the Parties with respect to the exploitation of the Product and Burstware(TM). The Parties agree to negotiate said revenue share agreement in good faith, and to execute any and all documentation as may be required to effect said agreement in a timely manner."

Paragraph 7(a) currently reads:

                        "(a) Term. This Term of this Agreement shall be from the Effective Date (as set forth in the first paragraph of this Agreement) until September 15, 1996, unless extended upon such terms and conditions (including, the payment of additional consideration to IVT) as may be agreed to in writing by the parties. Notwithstanding the provisions of this Agreement, the Term of this Agreement may be terminated prior to September 15, 1996 as set forth below."


Paragraph 7(a) shall be modified to read:

                        "(a) Term. The term of this Agreement shall be for a period of one (1) year following the Effective Date of this Modification #1, as set forth hereinabove. This Agreement may be extended upon such terms and conditions (including, the payment of additional consideration to IVT) as may be agreed to in writing by the Parties hereto. Notwithstanding the provisions of this Agreement. This Agreement may be terminated by either Party hereto fifteen (15) days prior to the end of each quarter during the term of this Agreement. In the event of such termination, Vyvx shall only be obligated to make payments to IVT that may be due to IVT pursuant to a mutual agreement by and between entered into during the term of this Agreement."



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This document shall be deemed to be a proper writing to effect an extension and modification pursuant to Paragraph 7(a) of that certain Marketing Alliance Agreement, dated July 3, 1996.


Instant Video Technologies, Inc.        Vyvx, Inc.
500 Sansome Street, Suite 503           Tulsa Union Depot, 111 East 1st Street
San Francisco, California 94111         Tulsa, Oklahoma 74103
Telephone: (415) 391-4455               Telephone: (918) 588-5760
Fax:       (415) 391-3392               Fax:       (918) 588-5761


Name:       Gary R. Familian            Name:
      ----------------------------      ------------------------------
                                                                         [SEAL]
Name:         President/CEO             Title:
      ----------------------------      ------------------------------

Date:        November 8, 1996           Date:
      ----------------------------      ------------------------------

Signature:  /s/ Gary R. Familian        Signature:  /s/ [ILLEGIBLE]
           -----------------------      ------------------------------




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                                  "Exhibit A"


The "Territory" Section of "Exhibit A" currently reads:

California

New York

United Kingdom

Such areas of Canada as shall be mutually agreed upon in writing by the parties


The "Territory" Section of "Exhibit A" shall now read:

California

New York

United Kingdom

Such other locations as may be mutually agreed upon by and between the parties


The "Target Accounts" Section of "Exhibit A" currently reads:

Sohonet
525 Post Production
The Post Group
GTE Entertainment
Showtime Network
Todd-AO
Sony Music Studios (post-production facilities)
U2 1997 World Tour

The "Target Accounts" Section of "Exhibit A" shall now read:

525 Post Production Company
Sohonet
The Post Group
The Frame Store
Rushes
Hearst Entertainment


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                                  "EXHIBIT B"

                                   Milestones

Paragraph 1 currently reads:

                "1.     Connectivity from the Mill (post-production facility and
        participant of Sohonet, located in London, England) to selected post-production facility(s) located in Hollywood, California. Target
        Date: July 15, 1996"

Paragraph 1 shall be modified to read:

                "1.     Execution of an Agreement by and between 525 Post
        Production Company, Vyvx, and IVT with respect to Vyvx network connectivity, and a Burstware(TM) license relating to a ten (10) user group; 525 facility shall be the server location, in addition to 9 remote client locations. The initial connectivity shall be between 525 Post Production Company facility located in Hollywood, California, and the 525 Post Production Company facility located in Houston, Texas. Target Date: December 30, 1996, subject to necessary arrangements being effected by Vyvx"

Paragraph 2 currently reads:

                "2.     Execution of two 10-User Burstware(TM) site licenses and
        corresponding connectivity to the Vyvx Network with 525 Post Production Company and the Post Group. Target Date: September 1, 1996"

Paragraph 2 shall be modified to read:

                "2. Execution of an Agreement by and between Sohonet, Vyvx, and IVT with respect to Vyvx network connectivity within the Continental United States, and Burstware licenses for 5, or 10-User remote client locations, that provides for transatlantic connectivity to, and from the Sohonet 155mbs ATM facility in London, England, to, and from the Vyvx point-of-presence located at 60 Hudson Street in New York. Target Date: December 30, 1996, subject to necessary arrangements being effected by Vyvx"


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Paragraph 3 currently reads:

                "3. Execution of a 10-User Burstware(TM) site license and corresponding connectivity to the Vyvx Network to at least one of the following: GTE Entertainment, Showtime Network, Todd-AO, Sony Music Studios (post-production facilities). Target Date: September 1, 1996"

Paragraph 3 shall be modified to read:

                "3.     Delivery by IVT of a beta test version of the user
        interface that provides the following functionality:

        - File transfer
        - Video conferencing (low resolution, i.e. SeeYou-SeeMe)
        - Full VCR controls
        - Storyboarding
        - Grabbing frame(s) from playback media to create a storyboard
        - E-mail
        - Drag and Drop dialing
        - Notes tied to frame
        - Full screen viewing
        - Data writes to disk
        - Burstware(TM)
        - High resolution video conferencing (by reservation, and in selected locations)
        - Transmission log/receipts
        Target Date: January 30, 1997"

Paragraph 4 shall be eliminated


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